As filed with the Securities and Exchange Commission on June 4, 2010

Registration No. 333-143086

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

KOHL’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1630919
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

N56 W17000 Ridgewood Drive
Menomonee Falls, Wisconsin	53051
(Address of Principal Executive Offices)	(Zip Code)

____________________________________

2003 Long-Term Compensation Plan

(Full Title of Plan)

__________________________________

Richard D. Schepp

Executive Vice President, General Counsel and Secretary

Kohl’s Corporation

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin  53051

(262) 703-7000

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Dennis F. Connolly. Esq.

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT

     Kohl’s Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 18, 2007 (Registration No. 333-143086) (the “2007 Form S-8”), with respect to shares of the Registrant’s common shares, par value $0.01 per share (the “Common Shares”), thereby registered for issuance, offer or sale pursuant to the Kohl’s Corporation 2003 Long-Term Compensation Plan (the “2003 Plan”). A total of 16,000,000 Common Shares were registered for issuance, offer or sale under the 2007 Form S-8.

     On May 13, 2010, the shareholders of the Registrant approved the 2010 Long-Term Compensation Plan (the “2010 Plan”) at their Annual Shareholder’s Meeting and, accordingly, 13,903,913 Common Shares that would otherwise have been available for grant ( i.e. , not subject to outstanding awards or forfeitures, cancelled, exchanged, surrendered or not distributed) under the 2003 Plan have been replaced by shares now available for issuance, offer and sale under the 2010 Plan. Therefore, such 13,903,913 Common Shares of the Registrant are hereby deregistered. The 2007 Form S-8 otherwise continues in effect as to the balance of the Common Shares remaining available for issuance, offer or sale pursuant thereto upon and following the exercise of options previously granted under the 2003 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin, on June 4, 2010.

KOHL’S CORPORATION

By: /s/ Kevin Mansell

Kevin Mansell

Chairman, President, Chief Executive

Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kevin Mansell
Kevin Mansell	Chairman, President, Chief Executive Officer and
Director
	(Principal Executive Officer)	June 4, 2010

/s/ Wesley S. McDonald
Wesley S. McDonald	Executive Vice President and Chief Financial Officer
	(Principal Financial and Accounting Officer)	June 4, 2010

/s/ Frank Sica
Frank Sica	Director	June 4, 2010

Directors:  Peter Sommerhauser, Steven A. Burd, John F. Herma, and William S. Kellogg

By: /s/ Richard S. Schepp	As Attorney-in-Fact*	June 4, 2010
Richard D. Schepp

________________________________

*Pursuant to authority granted by power of attorney, copies of which were previously filed.

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